SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 4, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company has severed its employment relationship with Timothy A. Timmins, president and chief executive officer, effective October 4, 2005 and appointed Mr. James M. Usdan as chief executive officer.  Mr. Usdan had been a member of the board of directors of the Company for ten years.

Mr. Usdan most recently served as a consultant to Vision Care Holdings, LLC, a national retailer of eyeglasses and refractive surgery, after previously serving as president, chief executive officer and a director, in a turnaround management capacity during 2003 and 2004.  From 2001 to 2004, he served as the president and chief executive officer for the successful restructuring and sale of Castle Dental Centers, Inc. (OTCBB:  CASL), a group dental practice management organization, also in a turnaround capacity.  From 1998 to 2001, Mr. Usdan was president and chief executive officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services.  From 1990 to 1998, he was president, chief executive officer and a director of RehabCare Group Inc. (NYSE:  RHB), a provider of physical therapy, rehabilitation staffing and other staffing services.  Prior to joining RehabCare, Mr. Usdan was a founder and president and chief executive officer of American Transitional Care, Inc. from 1987 to 1990.  During 1986 and 1987, he was executive vice president and chief operating officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises.  He has also served as a director on the boards of Prime Medical, Inc. and D&K Pharmaceuticals, both public companies, and is on the national advisory boards of The Harvard School of Public Health and Maryville College.  He holds a Bachelor of Arts degree from Harvard College.

Roger L. Pringle, an outside director of the Company, submitted his resignation as a member of the board of directors of the Company effective October 4, 2005.  Mr. Pringle was the chairman of the audit committee of the board of directors and a member of the compensation committee and nominating and corporate governance committee.  In resigning, Mr. Pringle indicated that he could not endorse or support the plan for taking the Company forward after the management change.

Item 8.01               Other Events.

On October 7, 2005, the Company announced the appointment of Mr. James Usdan as chief executive officer, the departure of Mr. Timothy Timmins, the company’s former president and chief executive officer, and the resignation of Mr. Roger Pringle, a member of the board of directors.  A copy of the press release is attached to this Form 8-K as an exhibit.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer